Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Investment Trust II (the Trust)
333-33607
811-08333


A special meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2007, with the meeting for Nuveen Santa Barbara Growth
Fund and Nuveen Rittenhouse Growth Fund being subsequently adjourned to October 22, 2007 and the meeting for Nuveen Tradewinds International Value
Fund and Nuveen Tradewinds Global All-Cap Fund being subsequently adjourned to October 22, 2007 and additionally adjourned to November 8, 2007
November 12, 2007 and November 30, 2007, at this meeting shareholders were asked to vote on a New
Investment Management Agreement and New Sub-
Advisory Agreements.

The results of the vote for the new Investment
Management Agreement and Sub-Advisory
Agreements were as follows:

<c> Nuveen Santa Barbara Growth Fund
 <c>Nuveen Santa Barbara Dividend Growth Fund
<c> Nuveen Santa Barbara Growth Opportunities Fund
<c> Nuveen Rittenhouse Growth Fund
To approve a new investment
management agreement




   For
157,814
 61,834
50,000
1,975,317
   Against
  -
740
   -
52,685
   Abstain
    1,232
-
-
73,631
   Broker Non-Votes
  12,553
 18,287
  -
 808,548
      Total
 171,599
 80,861
50,000
2,910,181





To approve a new sub-advisory
agreement between Nuveen
Asset Management and Santa
Barbara Asset Management,
LLC.




   For
157,814
61,834
 50,000
    -
   Against
    -
 740
 -
   -
   Abstain
    1,232
  -
  -
  -
   Broker Non-Votes
 12,553
18,287
-
   -
      Total
 171,599
80,861
50,000
    -





To approve a new sub-advisory
agreement between Nuveen
Asset Management and
 Rittenhouse Asset Management, Inc.




   For
     -
    -
  -
 1,973,109
   Against
    -
    -
  -
 56,104
   Abstain
     -
   -
   -
72,420
   Broker Non-Votes
    -
   -
-
 808,548
      Total
    -
     -
   -
2,910,181

<c> Nuveen Tradewinds International Value Fund
<c> Nuveen Tradewinds Global All-Cap Fund
To approve a new investment
management agreement


   For
 12,478,043
 4,195,291
   Against
 200,688
 7,156
   Abstain
 247,945
  445,043
   Broker Non-Votes
1,665,810
480,840
      Total
 14,592,486
5,128,330



To approve a new sub-advisory
agreement between Nuveen
Asset Management and
Tradewinds Global Investors,
LLC.


   For
12,437,522
 4,189,801
   Against
220,523
 11,192
   Abstain
268,631
 446,497
   Broker Non-Votes
 1,665,810
 480,840
      Total
 14,592,486
5,128,330





Proxy materials are herein incorporated by reference to the SEC filing on August 29, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07-013173.



For Nuveen Symphony All-Cap Core Fund, Nuveen Symphony
Mid-Cap Core Fund, Nuveen Symphony Small-Mid Cap Core Fund, Nuveen Symphony Large-Cap Value Fund and Nuveen Symphony Large-Cap Growth Fund the sole shareholder of the fund approved a New Investment Management Agreement and a new Sub-Advisory Agreement by Consent dated October 12, 2007, in lieu of a shareholder meeting. For Nuveen Tradewinds Global Resources, the sole shareholder of the fund approved a New Investment Management Agreement and a new Sub-Advisory Agreement by Consent dated October 12, 2007, in lieu of a shareholder meeting. For Nuveen Symphony Optimized Alpha Fund, the sole shareholder of the fund approved a new Investment Management Agreement and a new Sub-Advisory Agreement by Consent dated September 28,2007, in lieu of a shareholder meeting.